Exhibit 10.5

CONSOL ENERGY, INC. (the “Company”)
NOTICE OF PERFORMANCE-RESTRICTED STOCK UNIT (“PSU”) AWARD
Name of Grantee:
Date of Award:
Number of Shares:
The terms and conditions (“Terms and Conditions”) pursuant to which the PSU award was made are set forth in Schedule A (“Schedule A”) , attached hereto and made a part hereof. Please familiarize yourself with these terms, which include provisions relating to vesting, termination of employment, the company’s right to recoupment, and which also include restrictive covenants relating to confidential information, non-solicitation, and non-competition.
By accepting this award, you acknowledge and agree to comply with the Terms and Conditions, including without limitation the covenants relating to confidential information, non-solicitation and non-competition. Please sign this Notice of PSU Award and return the signed copy to [XXXX].
IN WITNESS WHEREOF, the Company and the Grantee have executed this Notice of PSU Award and Terms and Conditions.

GRANTEE:
_______________________________
Name:

CONSOL ENERGY, INC.

BY: ____________________________
[Name]

Schedule A
CONSOL Energy Inc.
Restricted Stock Unit Awards (for 2019)
(Performance-Based)

Terms and Conditions

1.
Terms and Conditions: This grant of performance-based Restricted Stock Units is made under the CONSOL Energy Inc. Omnibus Performance Incentive Plan (the “Plan”), and is subject in all respects to the terms of the Plan. All terms of the Plan are hereby incorporated into these terms and conditions (the “Terms and Conditions”) by reference. In the event of a conflict between one or more provisions of these Terms and Conditions and one or more provisions of the Plan, the provisions of the Plan shall govern; provided that the terms of any individual written Agreement entered into by the Company and the Grantee approved by the Committee shall supersede these Terms and Conditions so long as consistent with the Plan. Each capitalized term not defined herein has the meaning assigned to such term in the Plan.

2.
Confirmation of Grant: Effective as of ___________, 20__ (the “Award Date”), CONSOL Energy Inc. (the “Company”) granted the individual whose name is set forth in the notice of grant (the “Grantee”) performance-based Restricted Stock Units with respect to a specified number of shares of Common Stock as set forth in the Grantee’s notice of grant (the “PSUs”). By accepting the PSUs, the Grantee acknowledges and agrees that the PSUs are subject to these Terms and Conditions and the terms of the Plan.

3.	Stockholder Rights:

a.
Except as provided in Section 3(b) below, the Grantee will not have any stockholder rights or privileges (including voting rights) with respect to the shares of Common Stock subject to the PSUs until such shares of Common Stock are actually issued and registered in the Grantee’s name in the Company’s books and records.

b.
If the Company declares a cash dividend on its shares of Common Stock, on the payment date of the dividend, the Grantee shall be credited with dividend equivalents equal to the amount of such cash dividend per share of Common Stock multiplied by the number of shares of Common Stock subject to the PSUs. The dividend equivalents will be subject to the same terms regarding vesting and forfeiture as the PSUs and will be paid in cash at the time(s) that the corresponding shares of Common Stock associated with the PSUs are delivered (or forfeited at the time that the PSUs are forfeited). Such cash payment will be subject to withholding for applicable taxes.

4.	Automatic Forfeiture: The PSUs will automatically be forfeited and all rights of the Grantee to the PSUs shall terminate under the following circumstances:

a.	Employment of the Grantee is terminated for Cause.

b.
The Grantee breaches any confidentiality, non-solicitation or non-competition covenant set forth on the attached Exhibit B or in any restrictive covenants agreement between the Grantee and the Company or an affiliate.

CONSOL Energy Inc.
Restricted Stock Unit Awards (for 2019)
(Performance-Based)

c.	The Committee requires recoupment of the PSUs in accordance with any recoupment policy adopted or amended by the Company from time to time.

5.
Restrictive Covenants: By accepting the PSUs, the Grantee agrees to comply with the confidentiality, non-solicitation and non-competition covenants set forth on the attached Exhibit B. If the Grantee has a written restrictive covenants agreement with the Company or an affiliate, the Grantee also agrees to continue to comply with the obligations under such restrictive covenants agreement as a condition of grant of the PSUs.

6.	Transferability: The PSUs shall not be sold, transferred, assigned, pledged or otherwise encumbered or disposed.

7.
Vesting: The PSUs shall vest in [XXX] increments on [insert vesting dates] based on attainment of the performance goals set forth on the attached Exhibit A (the “Performance Goals”) during the period beginning on __________, 20__ and ending on _________, 20__ (the “Performance Period”), provided the Grantee continues to be employed by the Company through December 31 of each calendar year during the Performance Period, and provided further that no PSUs shall be settled until the Committee certifies that the Performance Goals have been attained. At the end of each calendar year during the Performance Period, the Committee shall determine whether and to what extent the Performance Goals have been met, shall certify attainment of the Performance Goals and shall authorize the settlement of PSU Awards consistent with the achievement of the Performance Goals, which settlement shall take place as soon as practicable thereafter. The Committee shall have the discretion to reduce (including to zero) the number of PSUs that would otherwise vest upon attainment of the Performance Goals, based on such factors as the Committee deems appropriate. In the event that the Performance Goals have not been met, the PSUs shall automatically be forfeited and all rights of the Grantee to the PSUs shall terminate. Except as otherwise provided below, if the Grantee terminates employment prior to the end of any calendar year which ends within the Performance Period, the PSUs eligible for vesting shall be cancelled and all rights of the Grantee to the PSU Award shall terminate.

8.	Termination of Employment: If, following the Award Date and prior to the date on which the Committee Certifies the Performance Goals have been attained,

a.
(i) the Grantee’s employment is terminated by reason of death or Disability (as defined below), (ii) the Grantee’s employment is terminated (other than for Cause) or (iii) the Grantee’s employment is involuntarily terminated without Cause, the Grantee shall earn a pro rata portion of the PSUs based on the achievement of the Performance Goals as certified by the Committee following the end of the Performance Period. The pro rata portion of the PSUs that vest shall be determined by multiplying the number of PSUs earned based on attainment of the Performance Goals, by a fraction, the numerator of which is the number of completed full months from the Award Date to the date of the Grantee’s termination of employment and the denominator of which is 36. The vested PSUs shall be settled as described in Section 10 below. For purposes of these Terms and Conditions, “Disability means permanently and totally disable under the terms of the Company’s qualified retirement plans.

CONSOL Energy Inc.
Restricted Stock Unit Awards (for 2019)
(Performance-Based)

b.
the Grantee terminates employment on or after attaining age sixty (60) with twenty (20) or more years of service with the Company or an affiliate, also including any years of service with CNX Resources Corporation (our former parent or its affiilates), then the PSUs shall vest in full based on the achievement of the Performance Goals as certified by the Committee following the end of the Performance Period. The vested PSUs shall be settled as described in Section 10 below.

9.
Settlement: The PSUs shall be settled by delivery of one share of Common Stock for each PSU earned based on the achievement of Performance Goals during the Performance Period. The PSUs shall be settled as soon as practicable after the date that the Committee certifies the Performance Goals have been achieved, but in no event later than 60 days after such date. Notwithstanding the foregoing, to the extent that the PSUs are subject to Section 409A of the Internal Revenue Code, all such payments shall be made in compliance with the requirements of Section 409A of the Internal Revenue Code.

10.
Change in Control: Upon the occurrence of a Change in Control as defined in Section 17 of the Plan, and absent any provision in any agreement between the Grantee and the Company to the contrary, the PSUs shall vest in full, be free of any restrictions, and be deemed earned in an amount equal to the product obtained by multiplying (i) the full value of the PSUs with all applicable Performance Goals achieved at the greater of (A) the applicable target level and (B) the level of achievement of the Performance Goals for the PSUs as determined by the Committee no later than the Change in Control, taking into account performance through the date of the Change in Control to which performance can, as a practical matter, be determined (but not later than the end of the applicable Performance Period) and (ii) the applicable pro-ration factor. For purposes of this Section 10, applicable pro-ration factor shall mean the quotient obtained by dividing the number of days that have elapsed during the applicable Performance Period through and including the date of the Change in Control by the total number of days covered by the full Performance Period.

11.
Tax Withholding: The Grantee is solely responsible for the satisfaction of all taxes and penalties that may arise in connection with the PSUs. The tax withholding obligation shall be satisfied by withholding shares of Common Stock otherwise issuable in respect of the Grantee’s PSUs. Any tax withholding obligations arising upon the lapse of any risk of forfeiture (including FICA due upon such lapse) shall be satisfied by withholding of the number of shares of Common Stock subject to the PSUs. The Company may withhold shares up to the maximum applicable withholding tax rate for federal (including FICA) state, local and foreign tax liabilities. Shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made.

12.
No Right to Continued Employment. The Grantee understands and agrees that these Terms and Conditions do not impact the right of the Company or any of its affiliates employing the Grantee to terminate or change the terms of the Grantee’s employment at any time for any reason, with or without cause. The Grantee understands and agrees that the Grantee’s employment with the Company or any of its affiliates is on an “at-will” basis.

CONSOL Energy Inc.
Restricted Stock Unit Awards (for 2019)
(Performance-Based)

13.	Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of these Terms and Conditions.

14.
Severability. In the event that any provision in these Terms and Conditions shall be held invalid or unenforceable for any reason, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of these Terms and Conditions.

CONSOL Energy Inc.
Restricted Stock Unit Awards (for 2019)
(Performance-Based)

Exhibit A
Performance Goals
(insert performance goals)

CONSOL Energy Inc.
Restricted Stock Unit Awards (for 2019)
(Performance-Based)

Exhibit B
Restrictive Covenants
By accepting the PSUs, the Grantee agrees to comply with the following terms:
Confidential Information
(a)For purposes of these Terms and Conditions, the term “Confidential Information” shall mean information that the Company or any of its affiliates owns or possesses, that the Company or its affiliates have developed at significant expense and effort, that they use or that is potentially useful in the business of the Company or its affiliates, that the Company or its affiliates treat as proprietary, private or confidential, and that is not generally known to the public. Confidential information includes, but is not limited to, information that qualifies as a trade secret under applicable law. The Grantee acknowledges that the Grantee’s relationship with the Company is one of confidence and trust such that the Grantee has in the past been, and may in the future be, privy to Confidential Information of the Company or its affiliates.

(b)The Grantee hereby covenants and agrees at all times during employment with the Company and its affiliates and thereafter to hold in strictest confidence, and not to use, any Confidential Information, except for the benefit of the Company, and not to disclose any Confidential Information to any person or entity without written authorization of the Company, except as otherwise required by law.

Non-Solicitation
(a)    The Grantee covenants and agrees that during the Grantee’s employment with the Company and its affiliates, and during the twelve (12) month period following the Grantee’s termination of employment for any reason (the “Restricted Period”), the Grantee shall not, directly or indirectly, (i) solicit, hire or attempt to hire any employee of the Company or any of its affiliates as an employee, consultant or independent contractor of the Grantee or any other person or business entity for the purpose of providing services or products competitive with those offered by the Company or any of its affiliates, or (ii) solicit any employee, consultant or independent contractor of the Company or any of its affiliates to change or terminate his or her relationship with the Company or any of its affiliates for the purpose of providing services or products competitive with those offered by the Company or any of its affiliates, unless in each case, more than six months shall have elapsed between the last day of such person’s employment or service with the Company or any of its affiliates and the first date of such solicitation or hiring.
(b)    The Grantee covenants and agrees that during the Grantee’s employment with the Company and its affiliates and during the Restricted Period, the Grantee shall not, either directly or indirectly:
(i)solicit or do business with, or attempt to solicit or do business with, any customer with whom the Grantee had material contact, or about whom the Grantee received Confidential Information within twelve 12 months prior to the Grantee’s date of termination for

CONSOL Energy Inc.
Restricted Stock Unit Awards (for 2019)
(Performance-Based)

the purpose of providing such customer with services or products competitive with those offered by the Company or any of its affiliates during the Grantee’s employment with the Company or its affiliates, or
(ii)Encourage any customer with whom the Grantee had material contact, or about whom the Grantee received Confidential Information within 12 months prior to the Grantee’s date of termination to reduce the level or amount of business such customer conducts with the Company or any of its affiliates.

Non-Competition
(a)    The Grantee covenants and agrees that during the Grantee’s the employment with the Company and its affiliates and during the [twenty-four (24) month period for executives or six (6) month period for non-executives] following the Grantee’s termination of employment for any reason (the “Restricted Period” for purposes of Non-Competition), the Grantee will not, without the Company’s express written consent, in any geographic area in which the Grantee had responsibility within the last two years prior to the Grantee’s termination of employment where the Company or its affiliates do business, directly or indirectly in the same or similar capacity to the services the Grantee performed for the Company;
(i)    own, maintain, finance, operate, invest or engage in any business that competes with the businesses of the Company and its affiliates in which the Grantee was materially involved during the two years prior to the Grantee’s termination; or
(ii)    provide services, as an employee, consultant, independent contractor, agent or otherwise, to any business that competes with the Company and its affiliates in businesses in which the Grantee was materially involved during the two years prior to the Grantee’s termination.
(b)    Notwithstanding the foregoing, the Grantee may invest in or have an interest in entities traded on any public market, provided that such interest does not exceed five percent of the voting control of such entity.
Other Acknowledgements and Agreements
(a)    The Grantee acknowledges and agrees that in the event the Grantee breaches any of the covenants or agreements contained in this Exhibit B:
(i)    The Grantee shall forfeit the outstanding PSUs (including PSUs that have vested but not yet been settled), and the outstanding PSUs shall immediately terminate, and
(ii)    The Company may in its discretion require the Grantee to return to the Company any cash or Shares received upon distribution of the PSUs. The Committee shall exercise the right of recoupment provided in this section (b) within one year after the Company’s discovery of the Grantee’s breach of the covenants or agreements contained in this Exhibit B. In addition, in the event of a breach or threatened breach of the restrictions in this Exhibit B, the Company shall be entitled to preliminary and permanent injunctive relief, in addition to any other remedies available to it, to prevent such breach or

CONSOL Energy Inc.
Restricted Stock Unit Awards (for 2019)
(Performance-Based)

threatened breach.
(b)    If any portion of the covenants or agreements contained in this Exhibit B, or the application hereof, is construed to be invalid or unenforceable, the other portions of such covenants or agreements or the application thereof shall not be affected and shall be given full force and effect without regard to the invalid or unenforceable portions to the fullest extent possible. If any covenant or agreement in this Exhibit B is held to be unenforceable because of the duration thereof or the scope thereof, then the court making such determination shall have the power to reduce the duration and limit the scope thereof, and the covenant or agreement shall then be enforceable in its reduced form. The covenants and agreements contained in this Exhibit B shall survive the termination of the PSUs.